Exhibit 99.1

VIVINT SOLAR ANNOUNCES SECOND QUARTER 2017 RESULTS

LEHI, Utah, August 8, 2017 -- Vivint Solar (NYSE: VSLR), today announced financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Operating Highlights

Key operating and development highlights for the quarter ended June 30, 2017 include:

•	MW Booked of approximately 55 MWs for the quarter.

•	MW Installed of approximately 47 MWs. Total cumulative MWs installed were approximately 774 MWs.

•	Installations were 7,108 for the quarter. Cumulative installations were 113,287.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $111 million during the quarter to approximately $2.8 billion.

•	Estimated Retained Value increased by approximately $75 million during the quarter to approximately $1.5 billion.

•	Estimated Retained Value per Watt was $1.98.

•	Cost per Watt was $2.88, a decrease from $2.98 in the first quarter of 2017 and down from $2.94 in the second quarter of 2016.

Second Quarter 2017 GAAP Financial Results

Summary GAAP financial results for the quarter ended June 30, 2017 include:

•

Operating Leases and Incentives Revenue was $43.4 million, up 45% from $30.0 million in the second quarter of the prior year. Total revenue for the quarter was $73.0 million, up 109% from $34.9 million in the second quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $33.8 million, down from $38.5 million in the same period of 2016.

•	Total Operating Expenses, including cost of revenue, were $87.3 million, compared to $71.4 million in the second quarter of 2016.

•	Loss from Operations was $14.3 million compared to $36.5 million in the same period of 2016.

•	GAAP Net Income Available (Loss Attributable) per Diluted Share to Common Stockholders was $0.04, down from $0.11 in the second quarter of 2016.

•

Non-GAAP Net Loss Attributable Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.33), up from ($0.49) in the same period of 2016. See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of June 30, 2017 were $115.6 million.

Financing Activity

As of June 30, 2017, the Company had $15 million in undrawn capacity in the working capital facility, had $308 million in undrawn capacity in the aggregation facility, and had approximately 109 MWs of installation capacity remaining in its tax equity funds.

Guidance for Third Quarter 2017

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding 2017 financial results.

For the third quarter of 2017, Vivint Solar expects:

•	MW Installed: 46 to 52 MWs

•	Cost per Watt: $2.80 - $2.90

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Tuesday, August 8, 2017, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.844.579.6824 or 1.763.488.9145 for international callers. The conference ID is 5190 5606. A listen-only webcast will be accessible on the investor relations page of the Company’s website at http://investors.vivintsolar.com and will be archived and available on this site until August 31, 2017. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at http://investors.vivintsolar.com.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With Vivint Solar, customers can power their homes with clean, renewable energy and typically achieve significant financial savings over time. Offering integrated residential solar solutions for the entire customer lifecycle, Vivint Solar designs and installs the solar energy systems for its customers, and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, customers may benefit from Vivint Solar's affordable, flexible financing options, power purchase agreements, or lease agreements, where available. Through an exclusive collaboration, Vivint Solar also offers solar plus storage systems with Mercedes-Benz batteries. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s guidance for megawatts installed and cost per watt, installation capacity remaining in tax equity funds, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, including the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at http://investors.vivintsolar.com.

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$115,612	$96,586
Accounts receivable, net	21,673	12,658
Inventories	16,141	11,285
Prepaid expenses and other current assets	26,516	46,683
Total current assets	179,942	167,212
Restricted cash and cash equivalents	43,284	26,853
Solar energy systems, net	1,567,598	1,458,355
Property and equipment, net	18,934	23,199
Intangible assets, net	1,141	1,420
Prepaid tax asset, net	462,580	419,474
Other non-current assets, net	38,186	29,843
TOTAL ASSETS	$2,311,665	$2,126,356
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$38,830	$46,630
Accounts payable—related party	138	191
Distributions payable to non-controlling interests and redeemable non-controlling interests	9,455	16,176
Accrued compensation	18,276	20,003
Current portion of long-term debt	12,940	6,252
Current portion of deferred revenue	27,173	19,911
Current portion of capital lease obligation	4,684	5,163
Accrued and other current liabilities	24,890	19,364
Total current liabilities	136,386	133,690
Long-term debt, net of current portion	854,838	750,728
Deferred revenue, net of current portion	33,786	34,379
Capital lease obligation, net of current portion	3,262	5,476
Deferred tax liability, net	458,865	395,218
Other non-current liabilities	13,679	10,355
Total liabilities	1,500,816	1,329,846
Commitments and contingencies
Redeemable non-controlling interests	132,392	129,676
Stockholders' equity:
Common stock	1,142	1,102
Additional paid-in capital	551,807	542,348
Accumulated other comprehensive income	6,430	7,631
Retained earnings	22,281	5,217
Total stockholders' equity	581,660	556,298
Non-controlling interests	96,797	110,536
Total equity	678,457	666,834
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,311,665	$2,126,356

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Operating leases and incentives	$43,413	$30,061	$73,802	$46,639
Solar energy system and product sales	29,582	4,843	52,307	5,495
Total revenue	72,995	34,904	126,109	52,134
Operating expenses:
Cost of revenue—operating leases and incentives	33,763	38,538	68,833	76,298
Cost of revenue—solar energy system and product sales	22,831	3,716	41,496	4,138
Sales and marketing	9,411	10,813	18,229	23,461
Research and development	895	144	1,791	1,376
General and administrative	20,301	18,064	40,880	40,984
Amortization of intangible assets	139	155	279	420
Impairment of goodwill	—	—	—	36,601
Total operating expenses	87,340	71,430	171,508	183,278
Loss from operations	(14,345)	(36,526)	(45,399)	(131,144)
Interest expense	16,838	7,413	31,559	13,178
Other expense, net	715	309	991	339
Loss before income taxes	(31,898)	(44,248)	(77,949)	(144,661)
Income tax expense	5,156	8,055	14,557	13,204
Net loss	(37,054)	(52,303)	(92,506)	(157,865)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(42,034)	(64,674)	(110,778)	(139,017)
Net income available (loss attributable) to common stockholders	$4,980	$12,371	$18,272	$(18,848)
Net income available (loss attributable) per share to common stockholders:
Basic	$0.04	$0.12	$0.16	$(0.18)
Diluted	$0.04	$0.11	$0.16	$(0.18)
Weighted-average shares used in computing net income available (loss attributable) per share to common stockholders:
Basic	112,351	107,226	111,562	106,922
Diluted	117,570	111,380	116,988	106,922

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,054)	$(52,303)	$(92,506)	$(157,865)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,877	10,773	29,039	19,876
Amortization of intangible assets	139	155	279	420
Impairment of goodwill	—	—	—	36,601
Deferred income taxes	29,130	39,466	65,255	83,837
Stock-based compensation	3,330	842	7,252	2,467
Loss on solar energy systems and property and equipment	1,741	(185)	3,766	259
Non-cash interest and other expense	3,185	1,567	5,311	2,997
Reduction in lease pass-through financing obligation	(1,346)	(1,228)	(1,995)	(1,666)
Losses on interest rate swaps	717	—	993	—
Excess tax detriment from stock-based compensation	—	(588)	—	(981)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,534)	(4,915)	(9,015)	(8,304)
Inventories	(2,741)	(2,337)	(4,856)	(3,236)
Prepaid expenses and other current assets	(6,528)	4,449	21,373	2,307
Prepaid tax asset, net	(18,925)	(45,043)	(43,106)	(87,040)
Other non-current assets, net	(2,164)	(1,587)	(6,025)	(3,294)
Accounts payable	(358)	(623)	(62)	(1,078)
Accounts payable—related party	(398)	(393)	(53)	(1,412)
Accrued compensation	(259)	308	(2,022)	4,638
Deferred revenue	4,560	116	6,669	1,174
Accrued and other liabilities	(194)	3,293	6,279	1,578
Net cash used in operating activities	(16,822)	(48,233)	(13,424)	(108,722)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(69,893)	(104,925)	(145,033)	(211,622)
Payments for property and equipment	(355)	(496)	(633)	(1,888)
Proceeds from disposals of solar energy systems and property and equipment	929	374	1,100	374
Change in restricted cash and cash equivalents	3,326	(1,904)	(16,431)	(4,517)
Purchase of intangible assets	—	—	—	(291)
Net cash used in investing activities	(65,993)	(106,951)	(160,997)	(217,944)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	56,954	93,277	115,514	183,263
Distributions paid to non-controlling interests and redeemable non-controlling interests	(7,453)	(5,419)	(22,480)	(11,813)
Proceeds from long-term debt	20,000	50,204	273,750	144,706
Payments on long-term debt	(18,145)	—	(159,304)	(4,150)
Payments for debt issuance costs	(2,980)	—	(13,410)	(6,230)
Proceeds from lease pass-through financing obligation	635	579	1,487	860
Principal payments on capital lease obligations	(1,147)	(1,497)	(2,343)	(3,059)
Proceeds from issuance of common stock	86	490	233	490
Net cash provided by financing activities	47,950	137,634	193,447	304,067
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(34,865)	(17,550)	19,026	(22,599)
CASH AND CASH EQUIVALENTS—Beginning of period	150,477	87,164	96,586	92,213
CASH AND CASH EQUIVALENTS—End of period	$115,612	$69,614	$115,612	$69,614

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016

Installations	7,108	6,581	8,641
Megawatts installed	46.9	45.8	61.4
Cumulative installations	113,287	106,179	84,872
Cumulative megawatts installed	773.8	726.9	575.2
Estimated nominal contracted payments remaining (in millions)	$2,802.4	$2,691.9	$2,255.3
Estimated retained value under energy contract (in millions)	$1,121.6	$1,068.3	$862.0
Estimated retained value of renewal (in millions)	$339.0	$317.4	$252.9
Estimated retained value (in millions)	$1,460.6	$1,385.7	$1,115.0
Estimated retained value per watt	$1.98	$1.97	$1.95

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contract as of June 30, 2017, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in million):

	4%	6%	8%
Estimated retained value under energy contract	$1,342.6	$1,121.6	$948.6
Estimated retained value of renewal	532.2	339.0	218.4
Total estimated retained value	$1,874.8	$1,460.6	$1,167.0

Non-GAAP Earnings per Share (EPS) Before Noncontrolling Interests

We report GAAP EPS, which is based upon net income available (loss attributable) to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. Additionally, we have excluded the effect of the goodwill impairment for the six months ended June 30, 2016 as it is a non-cash, non-recurring event that is not representative of our ongoing business. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.33) and ($0.83) for the three and six months ended June 30, 2017.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	June 30, 2017		June 30, 2016
	Net Loss	EPS	Net Loss	EPS
Net income available (loss attributable) to common stockholders	$4,980	$0.04	$12,371	$0.12
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(42,034)	(0.37)	(64,674)	(0.61)
Non-GAAP net loss	$(37,054)	$(0.33)	$(52,303)	$(0.49)
Weighted-average shares used in computing net loss per share		112,351		107,226

	Six Months Ended
	June 30, 2017		June 30, 2016
	Net Loss	EPS	Net Loss	EPS
Net income available (loss attributable) to common stockholders	$18,272	$0.16	$(18,848)	$(0.18)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(110,778)	$(0.99)	(139,017)	$(1.29)
Impairment of goodwill	—	$—	36,601	$0.34
Non-GAAP net loss	$(92,506)	$(0.83)	$(121,264)	$(1.13)
Weighted-average shares used in computing net loss per share:		111,562		106,922

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain
Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Media Contact:

Helen Langan

Director of Public Relations
385-202-6577

pr@vivintsolar.com

Agency Contact:

Ashlyn Hewlett

Method Communications

801-461-9772

ashlyn@methodcommunications.com